UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.

On June 28, 2005, Auxilium Pharmaceuticals, Inc., a Delaware corporation (“Auxilium,” or the “Company”), entered into Securities Purchase Agreements (collectively, the “Securities Purchase Agreements”), with institutional and other accredited investors (the “Purchasers”) to sell an aggregate of 8,242,796 shares of its common stock (the “Shares”) at a price of $4.90125 per share and warrants to purchase an aggregate of 2,060,687 shares of its common stock (the “Warrants”) with an exercise price of $5.84 per share (the “Private Placement”).

The closing of the Private Placement occurred on June 30, 2005.

The Warrants were issued at the closing of the Private Placement pursuant to a Warrant Agreement dated June 29, 2005 between the Company and Stock Trans, Inc., as Warrant Agent. The Warrants are exercisable until June 29, 2010 (the “Expiration Date”) at an exercise price of $5.84 per share. In addition, the Warrants are exercisable on a cashless basis until and including the Expiration Date.

Under the terms of the Securities Purchase Agreements, Auxilium has agreed to use its reasonable best efforts to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants by August 14, 2005, which registration statement is required under the Securities Purchase Agreements to become effective within 30 days following the date on which the Registration Statement is filed with the Commission if the Registration Statement receives no Commission review or 60 days after the date on which the Registration Statement is filed with the Commission if the Registration Statement receives Commission review. If the Registration Statement is not filed with the Commission or is not declared effective by the applicable required date, then the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such Purchaser in the Private Placement for each day until the Registration Statement is either filed with the Commission or declared effective, as the case may be. In addition, the Company agreed to use its reasonable best efforts to keep the Registration Statement effective until the earlier of two years after the effective date of the Registration Statement, the date on which the Shares and the Warrant Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect, or such time as all the Shares and the Warrant Shares have been sold by the Purchasers. If, after the Registration Statement is declared effective, the Company suspends the use of the Registration Statement by the Purchasers for the resale of the Shares and the Warrant Shares, the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such purchaser in the Private Placement for each day that the use of the Registration Statement is suspended in excess of 45 consecutive days or 60 days in the aggregate in any 12-month period.

The Purchasers include directors of the Company, certain stockholders of the Company that, together with their affiliated entities, owned more than five percent of Auxilium’s outstanding capital stock immediately prior to the closing of the Private Placement (the “Principal Stockholders”), and affiliates of the Principal Stockholders. The Audit and Compliance Committee of the Board of Directors approved the participation of such Purchasers in the Private Placement, which participation was on the same terms and conditions as the other Purchasers. The number of Shares and Warrants sold to such Purchasers, as well as the relationship of such Purchasers to each other and, if applicable, to members of the Company’ Board of Directors is described below.

•	Winston J. Churchill, a member of the Company’s Board of Directors and Chairman of the Compensation Committee of the Board of Directors purchased 67,330 Shares and 16,832 Warrants. The Churchill Foundation, a family foundation controlled by Mr. Churchill, purchased 20,403 Shares and 5,100 Warrants. Two trusts under deed by Winston J. Churchill for the benefit of John Justin Churchill, Mr. Churchill’s son, purchased 30,604 and 85,692 Shares, respectively, and 7,651 and 21,423 Warrants, respectively. SCP Private Equity Partners II, L.P., an investment fund of which Mr. Churchill is a managing partner, purchased 661,056 Shares and 165,264 Warrants. CIP Capital, L.P., an investment partnership of which Mr. Churchill is a founder and control person, purchased 285,641 Shares and 71,410 Warrants. Thomas G. Rebar and Kristine A Rebar, Wayne B. Weisman, and James E. Brown and Lynne L. Brown, purchased 20,403, 51,007 and 2,040 Shares, respectively, and 5,100, 12,751 and 510 Warrants, respectively. Each of Messrs. Rebar, Weisman and Brown, as well as Mr. Churchill, are members of SCP Private Equity II, LLC, a limited liability company to which SCP Private Equity Partners II, L.P. has contractually delegated all of the authority to manage and control its business and affairs.

•	DLJ Capital Corporation purchased 2,512 Shares and 628 Warrants. Philippe O. Chambon, M.D., Ph.D., a member of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, is a managing director of DLJ Capital Corporation. Sprout Entrepreneurs Fund, L.P. purchased 4,724 Shares and 1,181 Warrants. Sprout Capital IX, L.P. purchased 1,198,579 Shares and 299,644 Warrants. DLJ Capital Corporation is the managing general partner of Sprout Capital IX, L.P. and the general partner of Sprout Entrepeneurs Fund, L.P. Dr. James Niedel, a venture partner and consultant to DLJ Capital Corporation and certain of its affiliates, purchased 18,363 Shares and 4,590 Warrants.

•	Perseus-Soros BioPharmaceutical Fund LP purchased 612,089 Shares and 153,022 Warrants. Dennis J. Purcell, a member of the Company’s Board of Directors and Chairman of the Nominating and Governance Committee of the Board of Directors, is a Senior Managing Director of Perseus-Soros BioPharmaceutical Fund LP.

•	Caduceus Private Investments II, L.P., Caduceus Private Investments II (QP), L.P. and UBS Juniper Crossover Fund, L.L.C., which are affiliated entities, purchased 326,693, 122,442 and 40,536 Shares, respectively, and 81,673, 30,610 and 10,134 Warrants, respectively.

The Company’s Board of Directors duly authorized a committee of the Board of Directors comprised of Rolf A. Classon, the Chairman of the Board of Directors, Gerri Henwood, the Chief Executive Officer and Interim President, and Dr. Chambon (the “Pricing Committee”) to approve the final terms of the Private Placement. Mr. Classon and Ms. Henwood have no financial interests in the transactions contemplated by the Private Placement. The Pricing Committee approved the final terms of the Private Placement pursuant to the authority granted by the Board of Directors.

The foregoing is a summary of the terms of the Securities Purchase Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, a form of which is attached hereto as Exhibit 10.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2005, pursuant to the terms of the Securities Purchase Agreements dated June 28, 2005, Auxilium completed the Private Placement and sold 8,242,796 shares of its common stock at a price of $4.90125 per share and issued warrants to purchase 2,060,687 shares of its common stock with an exercise price of $5.84 per share. A form of the Securities Purchase Agreements, including the form of Warrant and other exhibits thereto, is attached hereto as Exhibit 10, and incorporated herein by reference.

The Private Placement resulted in gross proceeds of approximately $40.4 million to the Company before deducting the placement agent’s commissions of approximately $1.242 million and the other transaction expenses payable by the Company. In addition to the commissions payable to the placement agent,

Auxilium has agreed to reimburse the placement agent up to $62,500 for legal fees incurred in connection with the Private Placement. Deutsche Bank Securities, Inc. acted as Auxilium’s exclusive placement agent for this transaction.

The Shares and the Warrants were offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. Auxilium relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. As described in Item 1.01 of this current report, Auxilium has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. Neither this current report nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Auxilium.

Item 8.01 Other Events.

The press release, dated June 29, 2005, announcing the Private Placement is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10    Form of Securities Purchase Agreements, dated June 28, 2005, by and between Auxilium Pharmaceuticals Inc. and each purchaser.

99    Press release, dated June 29, 2005, of Auxilium Pharmaceuticals Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: July 1, 2005	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey Executive Vice President, Secretary and General Counsel

Exhibit No.	Description of Exhibit
10	Form of Securities Purchase Agreements, dated June 28, 2005, by and between Auxilium Pharmaceuticals Inc. and each purchaser.

99	Press release, dated June 29, 2005, of Auxilium Pharmaceuticals Inc.